                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         Westinghouse Air Brake Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         WESTINGHOUSE AIR BRAKE COMPANY

                             1001 AIR BRAKE AVENUE
                         WILMERDING, PENNSYLVANIA 15148

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS--APRIL 22, 1997

To The Stockholders:

     The Annual Meeting of Stockholders of Westinghouse Air Brake Company (the "Company") will be held at the Sheraton Hotel at Station Square, Pittsburgh, Pennsylvania on Tuesday, April 22, 1997 at 9:30 a.m. (local time) for the purpose of considering and acting upon the following:

     (1) The election of two persons to serve as directors;

     (2) The ratification of the appointment of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company and its subsidiaries for the 1997 fiscal year; and

     (3) Such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The close of business on March 14, 1997 has been fixed by the Board of Directors as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting, or any adjournments thereof, and only stockholders of record on such date are entitled to receive notice of and to vote at said meeting.

     You will find enclosed a proxy card which must be completed and returned in order to vote all Common Stock which you hold. The Company's 1996 Annual Report to Stockholders and the Annual Report on Form 10-K are also enclosed.

                                           By Order of the Board of Directors,

                                                     Robert J. Brooks
                                                 Chief Financial Officer
                                                      and Secretary

Wilmerding, Pennsylvania
March 31, 1997

                             YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED AT THE ANNUAL MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

MARCH 31, 1997

                         WESTINGHOUSE AIR BRAKE COMPANY

                             1001 AIR BRAKE AVENUE
                         WILMERDING, PENNSYLVANIA 15148

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 22, 1997

                                    GENERAL

     This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Westinghouse Air Brake Company (the "Company") of proxies in the accompanying form for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on April 22, 1997 and at any adjournment thereof. If a proxy in the accompanying form is duly executed and returned to the Company, the shares represented will be voted at the Annual Meeting and, where a choice is specified, will be voted in accordance with the specification made. Any stockholder who gives a proxy has the power to revoke it at any time before it is exercised by notice to the Secretary. A later-dated proxy will revoke an earlier proxy, and stockholders who attended the Annual Meeting may, if they wish, vote in person even though they have submitted a proxy, in which event the proxy will be deemed to have been revoked.

     As of the close of business on March 14, 1997, the Company had outstanding 37,488,733 shares of Common Stock, par value $.01 per share ("Common Stock"). This proxy statement and the proxy in the accompanying form are being mailed on or about March 31, 1997 to stockholders of record as of the close of business on March 14, 1997.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1996 and the Annual Report on Form 10-K, which includes consolidated financial statements, are enclosed with this Proxy Statement.

                                     VOTING

     Stockholders of record as of the close of business on March 14, 1997 (the "Record Date") have the right to receive notice of and to vote at the Annual Meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum. A plurality of all votes cast shall be sufficient to elect a director. A majority of the votes cast shall be sufficient to approve all other matters which come before the meeting unless more than a majority of the votes cast is required by statute or by the Company's By-Laws.

     Under the proxy rules of the Securities and Exchange Commission, a person who directly or indirectly has or shares voting power and/or investment power with respect to a security is considered a beneficial owner of the security. Voting power includes the power to vote or direct the voting of shares, and investment power includes the power to dispose of or direct the disposition of shares. Shares as to which voting power and/or investment power may be acquired within 60 days are also considered as beneficially owned under these proxy rules.

MANAGEMENT

     The directors, chief executive officer, four other most highly compensated executive officers as of December 31, 1996, and all directors and executive officers of the Company as a group beneficially owned as of the Record Date the number of shares of Common Stock set forth in the table below. The information on beneficial ownership in the table and related footnotes is based upon data furnished to the Company by, or on behalf of, the persons referred to in the table. Unless otherwise indicated in the footnotes to the table, each person named has sole voting power and sole dispositive power with respect to the shares included in the table. Shares which are described as being held in the RAC Voting Trust have the voting and dispositive powers described in note 3 to "Other Beneficial Owners," below.

                                                       BENEFICIAL OWNERSHIP
                                                         OF COMMON STOCK
                                                ----------------------------------
                                                  NUMBER OF              PERCENT
                    NAME                            SHARES             OF CLASS(1)
---------------------------------------------   --------------         -----------
William E. Kassling                              5,527,260 (2)            14.74%
Howard J. Bromberg                                 720,200 (3)             1.92%
Robert J. Brooks                                   439,300 (4)             1.17%
Emilio A. Fernandez                                665,865 (5)             1.78%
James C. Huntington, Jr.                             8,000 (6)                *
James P. Kelley                                    138,048 (6)(7)             *
Mikael Lilius                                        4,000 (6)(8)             *
John M. Meister                                    473,000 (9)             1.26%
James V. Napier                                      6,500 (6)                *
All directors and executive officers as a
  group (13 persons)                            8,227,773 (10)            21.95%

---------

* Less than 1%

 (1) The Company has entered into an agreement to repurchase 4,000,000 shares of its Common Stock from Scandinavian Incentive Holdings, B.V. ("SIH"). The closing of such repurchase is scheduled to occur on March 31, 1997, subject to certain conditions being met. The effects of this transaction are not reflected in the above table.

 (2) Includes 38,500 shares beneficially owned by William E. Kassling and 500 shares beneficially owned by Mr. Kassling's son, beneficial ownership of which 500 shares is disclaimed. Also includes 5,488,260 shares held of record by the RAC Voting Trust, of which Mr. Kassling, Robert J. Brooks and Kevin P. Conner, an executive officer of the Company, are trustees. See note 3 to "Other Beneficial Owners," below. Beneficial ownership of these shares is also disclaimed. The shares held by the RAC Voting Trust include 6,500 shares beneficially owned by Mr. Kassling and 1,503,336 shares beneficially owned by Davideco, a Pennsylvania business trust organized by Mr. Kassling.

 (3) Includes 200 shares beneficially owned by Howard Bromberg. Also includes 640,000 shares beneficially owned by E.L.H. Co., all of which shares are deposited in the RAC Voting Trust. Also includes 80,000 shares beneficially owned by Mr. Bromberg's daughter, all of which shares are deposited in the RAC Voting Trust. Beneficial ownership of such shares is disclaimed.

 (4) Includes 77,300 shares beneficially owned by Robert J. Brooks, of which 69,300 shares are deposited in the RAC Voting Trust. Also includes 360,000 shares beneficially owned by Suebro, Inc., all of which shares are deposited in the RAC Voting Trust, and 2,000 shares beneficially owned by Mr. Brooks' child, beneficial ownership of which shares is disclaimed. Does not include 5,488,260 shares held of record by the RAC Voting Trust. Such shares are included in the reported holdings of William E. Kassling.

 (5) Includes 386,269 shares beneficially owned by Emilio A. Fernandez. Also includes 257,175 shares by Mr. Fernandez's wife and 12,421 shares beneficially owned by his son, beneficial ownership of which shares is disclaimed.

 (6) Includes options to acquire 2,000 shares under the 1995 Non-Employee Directors' Fee and Stock Option Plan.

 (7) Includes 96,048 shares beneficially owned by James P. Kelley. Also includes 40,000 shares beneficially owned by Vestar Capital Partners, Inc., of which Mr. Kelley is a Managing Director, beneficial ownership of which shares is disclaimed.

 (8) Does not include 10,000,000 shares beneficially owned by SIH, the parent company of which is Incentive AB, of which Mr. Lilius is President and Chief Executive Officer. Mr. Lilius disclaims beneficial ownership of such shares.

 (9) Includes 251,000 shares beneficially owned by John M. Meister, of which 250,000 shares are deposited in the RAC Voting Trust. Also includes 222,000 shares held in trusts for his children as to which trusts Mr. Meister is trustee, beneficial ownership of which shares is disclaimed.

(10) Includes notes 2-9 and an additional 245,600 shares beneficially owned by the four executive officers not named in the table.

OTHER BENEFICIAL OWNERS

     The following table sets forth information with respect to each stockholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of the Record Date:

                                                                           BENEFICIAL OWNERSHIP
                                                                             OF COMMON STOCK
                                                                       ----------------------------
                                                                       NUMBER OF          PERCENT
                NAME AND ADDRESS OF BENEFICIAL OWNER                     SHARES         OF CLASS(1)
--------------------------------------------------------------------   ----------       -----------
Scandinavian Incentive Holdings, B.V.                                  10,000,000             26.67%
Hamngatan 2
S-11147 Stockholm, Sweden
U.S. Trust Company of California, N.A.,                                 9,330,701(2)          24.89%
  as trustee for Westinghouse Air Brake Company
  Employee Stock Ownership Plan and Trust
Suite 1080 East
1300 I Street N.W.
Washington, D.C. 20005
RAC Voting Trust                                                        5,488,260(3)          14.64%
c/o Westinghouse Air Brake Company
1001 Air Brake Avenue
Wilmerding, PA 15148

---------

(1) See note 1 to "Management," above.

(2) Under the terms of the Westinghouse Air Brake Company Employee Stock Ownership Plan and Trust (the "ESOP"), U.S. Trust Company of California, N.A., as sole trustee for the ESOP (the "ESOP Trustee"), is required to vote the shares held by the ESOP in accordance with the instructions from the ESOP participants for all shares allocated to such participants' accounts. Shares not allocated to the account of any employee are voted by the ESOP Trustee in the same proportion as the votes for which participant instructions are given. Allocated shares for which the ESOP Trustee does not receive instructions are voted in the manner directed by the ESOP Committee, an administrative committee comprised of persons appointed by the Board of Directors of the Company (currently Messrs. Kassling, Brooks and Conner). Pursuant to the Employee Retirement Income Security Act of 1974, as amended, the ESOP Trustee has the power to override votes. The ESOP Trustee has sole voting power with respect to 8,927,565 shares, shared voting power with respect to 403,126 shares and sole dispositive power with respect to all 9,330,701 shares reported as beneficially owned by it.

(3) Pursuant to the Second Amended WABCO Voting Trust/Disposition Agreement dated as of December 13, 1995 (the "Amended Voting Trust Agreement"), certain employees of the Company have delivered their shares of Common Stock of the Company to the trustees of the RAC Voting Trust (currently Messrs. Kassling, Brooks and Conner). The trustees of the RAC Voting Trust have sole voting power with respect to all shares reported as beneficially owned by it. All shares deposited in the RAC Voting Trust are subject to certain restrictions on disposition as described in the Amended Voting Trust Agreement.

                              PROXY PROPOSAL NO. 1
                             ELECTION OF DIRECTORS
NOMINEES

     Two directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders in 2000 and until their successors are elected and qualified or until their earlier resignation or removal. The Nominating Committee of the Board of Directors has nominated, and the Board has approved the nominations of, Robert J. Brooks and Mikael Lilius and recommends a vote for their election. Each of the nominees has consented to be named as a nominee and to serve if elected.

     The members of the Nominating Committee are William E. Kassling, Robert J. Brooks and James P. Kelley. The Nominating Committee has exclusive authority to nominate persons to be elected to the Board.

     Unless authority to so vote is withheld, it is intended that the proxies solicited by the Board of Directors will be voted FOR the election of the two nominees. In the event that at the date of the Annual Meeting either of the nominees should for any reason not be available for election, the proxies solicited by the Board will be voted for the election of the other nominee and such substitute nominee as shall be designated by the Board.

     Information with respect to the two nominees, each of whom is presently a member of the Board of Directors, and the continuing directors is set forth in the table below. The nominees and continuing directors have held the positions shown for more than five years unless otherwise indicated.

                             DIRECTOR                      PRINCIPAL OCCUPATION OR
          NAME                SINCE                    EMPLOYMENT; DIRECTORSHIPS; AGE
-------------------------    --------     ---------------------------------------------------------
Nominees for a term expiring in 2000:
Robert J. Brooks               1990       Chief Financial Officer of the Company since prior to
                                          1992; Director of Crucible Materials Corporation; Age 52

Mikael Lilius                  1995       President and Chief Executive Officer of Incentive AB
                                          (holding company) since prior to 1992; Director of
                                          Huhtamaki Oy and Perlos Oy, both of which are Finnish
                                          corporations, and Director of Incentive AB, a Swedish
                                          corporation; Age 48

Continuing Directors with a term expiring in 1998:
James P. Kelley                1990       Managing Director of Vestar Capital (private equity
                                          investment firm) since prior to 1992; Director of
                                          LaPetite Academy, Inc. and Celestial Seasonings, Inc.;
                                          Age 42

James C. Huntington, Jr.       1995       Independent businessman since prior to 1992; Director of
                                          Cyprus Amax Minerals Company, Alumax, Inc. and Dravo
                                          Corporation; Age 69

Continuing Directors with a term expiring in 1999:
William E. Kassling            1990       President, Chairman and Chief Executive Officer of the
                                          Company; Director of Dravo Corp., Scientific Atlanta,
                                          Inc. and Commercial Intertech, Inc.; Age 52

Emilio A. Fernandez            1995       Executive Vice President of WABCO since January 1995 and
                                          President of Pulse Electronics, Inc. since prior to 1992;
                                          Director of Pulse Medical Instruments Inc.; Age 52

James V. Napier                1995       Chairman of Scientific Atlanta, Inc. since July 1994;
                                          Chairman and interim Chief Executive Officer of
                                          Scientific Atlanta, Inc. from November 1993 to July 1994;
                                          Chairman and Chief Executive Officer of Commercial Tel.
                                          Group from prior to 1992 to November 1993; Director of
                                          Engelhard Corporation, Vulcan Materials Company, Rhodes,
                                          Inc., HBO and Company, Personnel Group of America, Inc.
                                          and Intelligent Systems, Inc.; Age 60

VOTE REQUIRED

     Only affirmative votes are counted in the election of directors. The two nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or voting by proxy, a quorum being present, will be elected as directors.

COMMITTEES OF BOARD OF DIRECTORS

     In addition to the Nominating Committee, the principal committees of the Board of Directors are the Audit Committee and the Compensation Committee.

     The members of the Audit Committee are James V. Napier, Mikael Lilius, James C. Huntington, Jr. and James P. Kelley. The Audit Committee may (i) make recommendations to the Board regarding the engagement of the Company's independent accountants, (ii) review the plan, scope and results of the annual audit, the independent accountants' letter of comments and management's response thereto and the scope of any non-audit services which may be performed by the independent accountants, (iii) manage the Company's policies and procedures with respect to internal accounting and financial controls and (iv) review any changes in accounting policy. The Audit Committee may also review any possible violations of the Company's business ethics and conflicts of interest policies.

     The members of the Compensation Committee are Messrs. Napier, Lilius, Huntington and Kelley. The Compensation Committee may establish compensation levels for officers of the Company, review management organization and development, review significant employee benefit programs and establish and administer executive compensation programs and the Company's 1995 Stock Incentive Plan.

     The Board of Directors met six times in 1996. All of the directors attended at least 75% of the aggregate of all meetings of the Board of Directors and the committees on which they served during 1996.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Napier, Lilius, Huntington and Kelley. William E. Kassling, the President, Chairman and Chief Executive Officer of the Company, served on the Board of Directors of Scientific Atlanta, Inc. James V. Napier, a director of the Company, is the Chairman of Scientific Atlanta, Inc. No executive officer served on a compensation committee (or other board committee performing equivalent functions) or board of directors of any entity related to any member of the Board of Directors.

COMPENSATION OF DIRECTORS

     Directors who are employees of the Company do not receive a retainer or fees for attending meetings of the Board of Directors or meetings of Committees of the Board. Directors who are not employees of the Company each receive a $10,000 annual retainer, $1,000 for each meeting they attend, $750 ($1,000 for the Committee chairperson) for each Committee meeting they attend that is not held on the same day as a Board meeting and $500 for each Board or Committee meeting in which they participate by conference telephone. Directors are also reimbursed for travel expenses to and from Board and Committee meetings.

     In addition, non-employee directors participate in the 1995 Non-Employee Directors' Fee and Stock Option Plan (the "Directors' Plan") whereby each receives annually 1,000 shares of Common Stock of the Company and a nonstatutory option to purchase 5,000 additional shares upon initial election to the Board and thereafter upon any subsequent re-election. The exercise price per share of Common Stock of each option granted is 100% of the fair market value per share of the Common Stock on the date of grant, except that for any stock option granted on or prior to October 31, 1998, the exercise price will be the greater of fair market value or $14 per share. The term of each option commences on the date of grant and, unless earlier terminated in accordance with the Directors' Plan, expires ten years after such date. If a recipient is removed from the Board for cause, such recipient's options terminate on the earlier to occur of the expiration date of the options or 90 days following the date of such removal.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. These persons are required to furnish the Company with copies of all Section 16(a) reports they file.

     The Company believes that all such filing requirements applicable to its directors and executive officers were complied with in 1996, except that late filings were made by seven executive officers in March 1997 reporting the grant to each such officer of stock options on October 31, 1996. The filings were due by February 14, 1997.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information concerning the compensation paid for services rendered in all capacities to the Company for the last three fiscal years to those persons who were, as of December 31, 1996, the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                                  ANNUAL COMPENSATION        SECURITIES           OTHER
                                     FISCAL     -----------------------      UNDERLYING          ANNUAL
   NAME AND PRINCIPAL POSITION        YEAR       SALARY        BONUS          OPTIONS        COMPENSATION(1)
---------------------------------    ------     --------     ----------     ------------     ---------------
William E. Kassling                    1996     $350,000     $  114,000        146,250           $41,924
  Chief Executive Officer              1995      350,000        157,000             --            33,440
                                       1994      318,394      1,377,108             --            38,562
Emilio A. Fernandez                    1996      195,348        147,000         99,206            10,000
  Executive Vice President of          1995      185,000         75,000             --                --
  Integrated Railway Products          1994           --             --             --                --
  Group

Robert J. Brooks                       1996      154,004         50,000         73,125            23,540
  Chief Financial Officer              1995      140,000         50,000             --            23,008
                                       1994      123,587         75,000             --            29,025
Howard J. Bromberg                     1996      165,000         74,000         73,125            25,946
  Vice President; General              1995      145,000         20,000             --            24,072
  Manager,
  Locomotive and Molded Products       1994      125,929         75,000             --            26,672

John M. Meister                        1996      159,509         72,000         73,125            23,906
  Vice President; General              1995      150,000         25,000             --            24,687
  Manager,
  Passenger Transit                    1994      137,472         45,000             --            22,001

---------

(1) Primarily consists of split dollar life insurance premiums paid by the Company on behalf of the named executive and other cash benefit perquisites.

OPTION GRANTS IN 1996

     The following table sets forth as to the individuals named in the Summary Compensation Table information with respect to the stock options granted during 1996 under the 1995 Stock Incentive Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                              PERCENT OF
                                         NUMBER OF           TOTAL OPTIONS
                                         SECURITIES           GRANTED TO          EXERCISE                       GRANT DATE
                                     UNDERLYING OPTIONS        EMPLOYEES        OR BASE PRICE     EXPIRATION      PRESENT
   NAME AND PRINCIPAL POSITION           GRANTED(1)         IN FISCAL YEAR        PER SHARE          DATE         VALUE(2)
---------------------------------    ------------------     ---------------     -------------     ----------     ----------
William E. Kassling                        146,250               15.25%            $ 14.00         10/30/04       $592,313
  Chief Executive Officer

Howard J. Bromberg                          73,125                7.63%            $ 14.00         10/30/04       $296,156
  Vice President; General
  Manager, Locomotive and Molded
  Products

Robert J. Brooks                            73,125                7.63%            $ 14.00         10/30/04       $296,156
  Chief Financial Officer

Emilio A. Fernandez                         99,206               10.35%            $ 14.00         10/30/04       $401,784
  Executive Vice President of
  Integrated Railway Products
  Group

John M. Meister                             73,125                7.63%            $ 14.00         10/30/04       $296,156
  Vice President; General
  Manager, Passenger Transit

---------

(1) The above option grants were made on October 31, 1996 pursuant to the 1995 Stock Incentive Plan. The options become fully exercisable on October 26, 2004 but are subject to early exercisability based upon the attainment of certain performance targets.

(2) Based on the Black-Scholes option pricing model adopted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price at the time of exercise over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model were calculated based on the following assumptions:

          (a)  Grant Price:                $14.00
          (b)  Exercise date:              On the date of expiration
          (c)  Risk-Free Interest Rate:     6.25%
          (d)  Volatility:                 30.43%

     The following table sets forth as to the persons named in the Summary Compensation Table information with respect to (i) the stock options exercised during 1996, (ii) the net value realized upon such exercises, (iii) the number of shares covered by unexercised stock options held at December 31, 1996 and
(iv) the value of such unexercised options at December 31, 1996.

    AGGREGATED OPTION EXERCISES IN 1996 AND DECEMBER 31, 1996 OPTION VALUES

                                                                NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS AT
                                     SHARES                    OPTIONS AT DECEMBER 31,       DECEMBER 31, 1996(1)
                                   ACQUIRED ON     VALUE                1996                     EXERCISABLE/
  NAME AND PRINCIPAL POSITION       EXERCISE      REALIZED    EXERCISABLE/UNEXERCISABLE          UNEXERCISABLE
--------------------------------   -----------    --------    -------------------------    -------------------------
William E. Kassling                     0            $0               0/146,250                      $0/$0
  Chief Executive Officer

Howard J. Bromberg                      0            $0               0/73,125                       $0/$0
  Vice President; General
  Manager, Locomotive and Molded
  Products

Robert J. Brooks                        0            $0               0/73,125                       $0/$0
  Chief Financial Officer

Emilio A. Fernandez                     0            $0               0/99,206                       $0/$0
  Executive Vice President of
  Integrated Railway Products
  Group

John M. Meister                         0            $0               0/73,125                       $0/$0
  Vice President; General
  Manager, Passenger Transit

---------

(1) As of December 31, 1996, the options granted to executives had an exercise price higher than the fair market price of the Common Stock on December 31, 1996. Consequently, the options are not considered "in-the-money" for purposes of this chart.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement in whole or in part, the following report and the Stock Performance Graph on page 10 shall not be incorporated by reference into any such filings.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee is comprised entirely of non-employee members of the Board of Directors. The Compensation Committee's principal responsibility is to review, recommend and approve changes to the Company's compensation policies and programs. The Committee is also responsible for reviewing and approving all compensation actions for the Chief Executive Officer and the other executive officers.

     The Company's compensation plan has three components: base salaries and bonuses, benefit plans and stock options.

     Base Salaries and Bonuses. The base salaries and bonuses of the executive officers are established each year by the Board of Directors upon the Committee's recommendations. Base salaries are determined at the commencement of each fiscal year, and bonuses are awarded after the Company's financial results for the fiscal year have become available.

     Executive officers' base salaries depend primarily upon their offices and responsibilities and are reviewed annually. William E. Kassling is the only executive officer to have an employment agreement with the Company.

That agreement entitles Mr. Kassling to a base salary and an incentive bonus of up to 100% of his base salary based upon the Company's achievement of certain targeted consolidated net income levels. Mr. Kassling is also eligible for additional incentive bonuses attributable to superior performance at the discretion of the Board of Directors. The Committee, however, reviews and approves Mr. Kassling's salary annually.

     The Committee's philosophy with respect to bonuses is that executive officers should have a meaningful portion of their total compensation tied to the Company's profitability. Financial results for the Company and related divisions for the fiscal year in question are the primary consideration. There are guidelines as to the payment of bonuses if certain criteria are met although the Committee may exercise its discretion with respect to such guidelines. Executive officers with the greatest opportunity to impact the Company's profits typically receive bonuses which are a higher percentage of base salary than the other executive officers.

     While the Committee has not recommended base salaries or bonuses based on compensation at other companies, the Committee from time to time has reviewed studies showing ranges of compensation of executive officers of manufacturing companies with comparable sales.

     Stock Options. Stock options are the only form of long-term compensation presently received by the Company's executive officers. The Committee views stock options as particularly beneficial long-term incentives because such options connect the interests of employees with those of the shareholders inasmuch as any value to employees is tied directly to stock price increases. The Committee granted options to seven executive officers in 1996 including the Chief Executive Officer, six of which officers received options which first become exercisable based upon attainment of specified financial performance targets ("Performance Options") and one of which officers received both Performance Options and options which become exercisable solely based upon the passage of time ("Annual Options"). The decision to grant all of these options was based upon individuals' job levels.

     The Performance Options granted in 1996 are intended to motivate and reward performance by the Company's executive officers. Such options generally may be exercised if the three-year average of the fully-diluted earnings per share of the Company ("EPS") for the years 1997, 1998 and 1999 equals or exceeds the three-year average of the EPS targets for such years (each a "Target") as determined by the Committee. The number of shares for which the options may be exercised depends upon the percentage (100% or greater) of the three-year average of the Targets that is attained. Regardless of whether the three-year average of the Targets has been attained, the options will become fully exercisable for all shares subject thereto during the period from October 16, 2004 through October 30, 2004.

     The Annual Options granted in 1996 become exercisable in annual 25% increments on each of October 31, 1996, October 31, 1997, October 31, 1998 and October 31, 1999.

     Five executive officers (including Messrs. Bromberg, Brooks and Meister) were granted Performance Options for 73,125 shares; Mr. Fernandez was granted options for 99,206 shares; and Mr. Kassling was granted options for 146,250 shares. The exercise price for all of these options is $14.00 per share. One executive officer (who is not one of the persons named in the Summary Compensation Table) also received 25,000 Annual Options with an exercise price of $11.00 per share. On October 31, 1996, the date of grant, the closing price of the Company's Common Stock was $10.875.

     Other. The executive officers may participate in the Company's Section 401(k) Plan. The Company provides certain perquisites and other personal benefits to certain of its employees, including its executive officers, which in the aggregate are not significant.

                                          Respectfully submitted,

                                          /s/ James C. Huntington, Jr.
                                          /s/ James P. Kelley
                                          /s/ Mikael Lilius
                                          /s/ James V. Napier

STOCKHOLDER RETURN PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return among the Company's Common Stock, the Standard & Poor's 500 Stock Index and a peer community of manufacturing companies selected by the Company. The Company believes that the business and operations of the peer group members closely resemble those of the Company. The graph assumes a $100 investment as of June 16, 1995 in the Company's Common Stock, the Index and the peer group and assumes the reinvestment of dividends. Returns for the month of June 1995 have been prorated.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
             AMONG THE COMPANY, S&P 500 INDEX AND PEER GROUP INDEX

                                  WESTINGHOUSE
      MEASUREMENT PERIOD            AIR BRAKE
    (FISCAL YEAR COVERED)            COMPANY          S&P 500       PEER GROUP
-----------------------------  ------------------  -------------  --------------
1994                                  100.00           100.00         100.00
1995                                   75.97           117.10          78.50
1996                                   90.59           143.99          87.17

     The peer group includes publicly traded manufacturing companies engaged in similar lines of business of the Company. The peer group consists of the following companies: ABC Rail Products Corp., Atchison Casting Corp., The Greenbrier Companies, Harmon Industries, Ltd., Johnstown America Corp., Portec Inc., MotivePower Industries (formerly MK Rail Corp.) and Varlen Corporation.

     One of the companies included in the prior year's peer group, Brenco, Inc., was acquired by Varlen Corporation; another company, Union Switch and Signal, was combined with its parent, Ansaldo Signal, N.V. Neither Brenco nor Union Switch is included in the 1996 peer group. In addition, Varlen Corporation has been substituted for Trinity Industries, as Varlen's market capitalization more closely resembles that of the Company and its peer group. The Company believes that the inclusion of Trinity, weighted to reflect its market capitalization, would distort the results so as to make a peer group comparison less meaningful.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PULSE NOTES

     A subordinated promissory note in the amount of $17 million issued by the Company in connection with the acquisition of Pulse Electronics, Inc. in 1995 remains outstanding. The note is in favor of the former shareholders of Pulse, including Emilio A. Fernandez.

PULSE LEASE

     In connection with the Pulse Acquisition, the Company assumed a lease agreement between Old Pulse and Jollo Associates Limited Partnership ("Jollo") covering a 37,000 square foot building housing Old Pulse's offices, manufacturing facilities and some warehouse space. Jollo is a Maryland limited partnership in which Mr. Fernandez, his wife and certain other Pulse Shareholders are the sole partners. Rent, payable monthly in arrears, is the greater of (a) the debt service under a financing agreement dated December 1982 with Montgomery County, Maryland, pursuant to which Montgomery County loaned Old Pulse $1.44 million for the acquisition of the premises, or (b) fair market value of the lease, as readjusted at five year intervals through the lease term. The lease expires December 31, 2002. Total rent paid under the lease in 1996 was $374,460.

EMPLOYMENT AGREEMENT

     The Company and Mr. Kassling have entered into an employment agreement pursuant to which Mr. Kassling received a base salary of $350,000 in 1996. Mr. Kassling is also entitled to an incentive bonus payment and certain other perquisites and benefits.

     The Company believes that each of the transactions above contains terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms' length basis.

                              PROXY PROPOSAL NO. 2
           RATIFICATION OF APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     On February 14, 1997, the Board of Directors appointed Arthur Andersen LLP as independent public accountants to audit the books and records of the Company and its subsidiaries for the year ended December 31, 1997. Arthur Andersen LLP served as the Company's independent public accountants for the year ended December 31, 1996. Although the appointment of independent public accountants is not required to be approved by stockholders, the Board of Directors believes that stockholders should participate in such selection through ratification. If the stockholders fail to ratify Arthur Andersen LLP as the independent public accountants, the Board of Directors will reconsider its selection.

     Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and, while they are not expected to make a statement, they will have the opportunity to do so if they desire. They will also be available to respond to appropriate questions.

VOTE REQUIRED

     Adoption of the proposal requires the approval of a majority of the votes cast. An abstention from voting by a stockholder present in person or represented by proxy and entitled to vote is not a vote cast "for" or "against" the proposal and is therefore not counted in determining whether the required vote for ratification has been obtained.

     It is intended that the proxies solicited by the Board of Directors will be voted FOR ratification of the appointment of Arthur Andersen LLP.

                                 OTHER MATTERS

     No business other than that set forth above is expected to come before the Annual Meeting or any adjournment thereof. Should other business properly come before the Meeting or any adjournment thereof, the proxy holders will vote upon the same according to their discretion and best judgment.

                            EXPENSES OF SOLICITATION

     The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the officers and regular employees of the Company may solicit proxies in person or by telephone or telegraph. Brokerage houses and other nominees, custodians or fiduciaries will forward proxy soliciting material and the Company's Annual Report to Stockholders to the beneficial owners of the shares of the Company's Common Stock held of record by them, and the Company will reimburse these record holders for their reasonable out-of-pocket expenses incurred in doing so.

                           1998 STOCKHOLDER PROPOSALS

     A proposal submitted by a stockholder for the regular annual meeting of stockholders to be held in 1998 must be received by the Secretary, Westinghouse Air Brake Company, 1001 Air Brake Avenue, Wilmerding, Pennsylvania 15148 on or prior to December 1, 1997 in order to be eligible for inclusion in the Company's Proxy Statement for that annual meeting.

                                           By Order of the Board of Directors,

                                                     Robert J. Brooks
                                                 Chief Financial Officer
                                                      and Secretary

                                                                    PLEASE MARK
                                                                     YOUR VOTES
                                                                      AS THIS

                                                                        [ X ]

ITEM (1) - The election of the following two Directors for a term expiring in 2000: Robert J. Brooks and Mikael Lilius. A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.




    FOR All                     WITHHOLD
    Nominees                   AUTHORITY
(except as shown              to Vote for
 to the right)                All Nominees

     [   ]                       [   ]


(To withhold authority to vote for one or more nominees, print such nominee's or nominees' name(s) on the line below).

-------------------------------------------------



ITEM (2) - The ratification of the appointment of Arthur Andersen LLP as independent public accountants.


               FOR              AGAINST                ABSTAIN

              [   ]              [   ]                  [   ]


Please date and sign exactly as your name appears hereon and return in the enclosed envelope. If acting as attorney, executor, administrator, guardian or trustee, please so indicate with your full title when signing. If a corporation, please sign in full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Signature(s)                                                  Date
             ------------------------------------------------      ------------


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

                              FOLD AND DETACH HERE




                         WESTINGHOUSE AIR BRAKE COMPANY
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                      SOLICITED BY THE BOARD OF DIRECTORS
           Sheraton Hotel at Station Square, Pittsburgh, Pennsylvania
                TUESDAY, APRIL 22, 1997 - 9:30 A.M. (LOCAL TIME)

The undersigned stockholder of WESTINGHOUSE AIR BRAKE COMPANY (the "Company") does hereby appoint WILLIAM E. KASSLING and ROBERT J. BROOKS, and each of them acting individually, with full power of substitution, as proxies of the undersigned to vote at the Annual Meeting of Stockholders of the Company, to be held April 22, 1997 (the "Annual Meeting"), and at all adjournments thereof, all the Shares of Common Stock of the Company which the undersigned may be entitled to vote, on the matters set out on the reverse side of this card and described in the Proxy Statement and, in their discretion, on any other business which may properly come before the Annual Meeting.

The undersigned stockholder hereby also revokes all previous proxies for the Annual Meeting, acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement both dated March 31, 1997, and of the Annual Report to Stockholders for 1996.

You are urged to promptly return this proxy in the enclosed envelope whether or not you expect to attend the Annual Meeting in person so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured at the Meeting.

The shares represented by this proxy will be voted as directed by the stockholder. If this proxy is executed but no direction is given, such shares will be voted "FOR" Items 1 and 2.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                              FOLD AND DETACH HERE

                                   PLEASE MARK
                                   YOUR VOTES
                                     AS THIS

                                      [ X ]

ITEM (1) - The election of the following two Directors for a term expiring in 2000:

Nominees: Robert J. Brooks and Mikael Lilius

     FOR All Nominees                  WITHHOLD AUTHORITY
     (except as shown                     to Vote for
       to the right)                      All Nominees

          [   ]                              [   ]


A vote FOR includes discretionary authority to vote for a substituted nominee if any of the nominees listed becomes unable to serve or for good cause will not serve.


(To withhold authority to vote for one or more nominees, print such nominee's or nominees' name(s) on the line below).

-------------------------------------------------


ITEM (2) - The ratification of the appointment of Arthur Andersen LLP as independent public accountant of the company for the 1997 fiscal year.

               FOR                AGAINST                ABSTAIN
              [   ]                [   ]                  [   ]

Please date and sign exactly as your name appears hereon and return in the enclosed envelope.

Signature(s)                                                 Date
             -----------------------------------------------      -------------
NOTE: Please sign as name appears hereon.


                              FOLD AND DETACH HERE



                         WESTINGHOUSE AIR BRAKE COMPANY
           VOTING INSTRUCTIONS FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          SOLICITED BY THE ESOP TRUSTEE
           Sheraton Hotel at Station Square, Pittsburgh, Pennsylvania
                TUESDAY, APRIL 22, 1997 - 9:30 A.M. (LOCAL TIME)

The undersigned participant in the WESTINGHOUSE AIR BRAKE COMPANY EMPLOYEE STOCK OWNERSHIP PLAN does hereby instruct the ESOP Trustee to vote at the Annual Meeting of Stockholders of Westinghouse Air Brake Company (the "Company"), to be held April 22, 1997 (the "Annual Meeting"), and at all adjournments thereof, all the Shares of Common Stock of the Company for which the undersigned may be entitled to provide instructions, on the matters set out on the reverse side of this card and described in the Proxy Statement and, in its discretion, on any other business which may properly come before the Annual Meeting.

The undersigned participant hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement both dated March 31, 1997, and of the Annual Report to Stockholders for 1996.

The shares represented by this card will be voted as directed by the participant. If this card is executed but no direction is given or if such direction is not received by the ESOP Trustee on or before April 17, 1997, such shares will be voted in accordance with the Westinghouse Air Brake Company Employee Stock Ownership Plan and Trust.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                              FOLD AND DETACH HERE

                             NOTICE TO PARTICIPANTS
                                     IN THE
                         WESTINGHOUSE AIR BRAKE COMPANY
                                RAC VOTING TRUST

Dear Voting Trust Participant:

     Enclosed with this notice is Westinghouse Air Brake Company's Proxy Statement and its 1996 Annual Report to Stockholders. These materials refer to the Annual Meeting of Stockholders which will be held on April 22, 1997. The Annual Meeting is being called for the purpose of (i) electing two nominees for the Board of Directors and (ii) ratifying the appointment of Arthur Andersen LLP as independent public accountants, as well as considering any other matters that may properly come before the Meeting.

     As a Voting Trust Participant and stockholder, you are cordially invited to attend the Annual Meeting and I hope that you will make an effort to do so. As you know, by the terms of the Second Amended WABCO Voting Trust/Disposition Agreement dated as of December 13, 1995 by which we deposited our shares in the Voting Trust, we agreed that the Trustees of the Voting Trust will be responsible for voting the shares we have delivered to the Trust. Accordingly, a proxy card has not been included with the enclosed materials.

     Thank you for your continued cooperation and for your faith in the success of our joint efforts.

                                             Sincerely,

                                             William E. Kassling
                                             Chairman, President and
                                             Chief Executive Officer

                 U.S. TRUST COMPANY                 515 SOUTH FLOWER STREET
                 OF CALIFORNIA, N.A.                SUITE 2700
                                                    LOS ANGELES, CA 90071-2291
                                                    TELEPHONE: 213 861-5000

U.S.TRUST

                             NOTICE TO PARTICIPANTS
                                     IN THE
                         WESTINGHOUSE AIR BRAKE COMPANY
                         EMPLOYEE STOCK OWNERSHIP PLAN

Dear ESOP Participant:

     Enclosed with this notice is a Proxy Statement and the 1996 Annual Report of Westinghouse Air Brake Company (the "Company"), describing the Annual Meeting of Stockholders to be held on April 22, 1997 (the "Annual Meeting"). The Annual Meeting will be for the purpose of (i) electing two nominees for the Board of Directors and (ii) ratifying the appointment of Arthur Andersen LLP as independent public accountants. The Proxy Statement has been prepared by the Board of Directors of the Company, in connection with the business to be transacted at the Annual Meeting. THE ITEMS TO BE PRESENTED AT THE ANNUAL MEETING ARE IMPORTANT AND ARE DESCRIBED IN THE PROXY MATERIALS BEING ENCLOSED WITH THIS NOTICE.

DIRECTIONS TO THE TRUSTEE

     Only U.S. Trust Company of California, N.A. as trustee (the "Trustee") of the Westinghouse Air Brake Company Employee Stock Ownership Plan (the "ESOP"), can vote the shares of the Company's stock (the "shares") held by the ESOP. However, under the terms of the ESOP, you, as a participant in the ESOP, are entitled to instruct the Trustee how to vote.

     Enclosed with this notice is a confidential voting instruction card which is provided to you for the purpose of instructing the Trustee how to vote the shares concerning the above matters, which are described in the enclosed Proxy Statement. Your interest in these matters is important. Please take the time to complete the voting instruction card and return it to the Trustee. You may instruct the Trustee to vote for, against, or to abstain approval of such matters. If you do not provide instructions to the Trustee, your shares will be voted in the discretion of the Trustee.

     The Trustee will vote all shares of the ESOP in accordance with the instructions set forth on the voting instruction cards which are received by the Trustee on or before April 17, 1997, unless the Trustee determines such instructions are contrary to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

CONFIDENTIALITY

     How you vote will not be revealed, directly or indirectly, to any officer, any other employee, or any director of the Company or to anyone else, except as otherwise required by law. You should, therefore, feel completely free to instruct the Trustee to vote your shares in the manner you think best.

VOTING DEADLINE

     Because of the time required to tabulate voting instructions from participants before the Annual Meeting, the Trustee must establish a cut-off date for receiving your instruction cards. The cut-off date established by the Trustee is 5:00 P.M. Eastern Time on April 17, 1997. The Trustee cannot insure that instruction cards received after the cut-off date will be tabulated. Therefore, it is important that you act promptly and return your instruction card on or before April 17, 1997, in the envelope provided for your convenience. If the Trustee does not receive timely instructions from you with respect to your Shares, the Trustee will vote such shares in its discretion.

     If you are a direct stockholder of the Company, you will receive, under separate cover, proxy solicitation materials including a proxy card. That card should be used to vote the shares you hold directly and CANNOT be used to direct the voting of shares held by the ESOP.

FURTHER INFORMATION

     If you have questions regarding the information provided to you, you may contact the Trustee at (800) 535-3093 between 11:30 A.M. and 8:00 P.M. Eastern Time, Monday through Friday.

     Your ability to instruct the Trustee how to vote your ESOP shares is an important part of your rights as an ESOP participant. Please consider the enclosed material carefully and then furnish your voting instructions promptly.

Dated March 31, 1997

                                            U.S. Trust Company of California,
                                            N.A., as Trustee of
                                            WESTINGHOUSE AIR BRAKE COMPANY
                                            EMPLOYEE STOCK OWNERSHIP PLAN